U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                          FORM 8-K\A 1


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



     Date of Report: April 16, 1997, amending the Form 8-K previously dated November 14, 1996




                     SDT HOLDING CORPORATION
     (Exact name of registrant as specified in its charter)



                            COLORADO
         (State or other jurisdiction of incorporation)



                0-24590                       84-1275559
         (Commission File No.)               (IRS Employer
                                           Identification No.)



              1 Stoke Road
                Guildford
             Surrey, England                    GU1 4HW
(Address of principal executive offices)       (Zip code)






Registrant's telephone number, including area code:
011-44-1483-458-300

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial
Statements

(a)  Financial Statements of Businesses Acquired.

     Audited Financial Statements for the fiscal years ended August 31, 1996 and 1995 of European Business Group, Plc.

(b)  Pro Forma Financial information.

     The Pro Forma Consolidated Financial Statements (unaudited) are not included herewith. An explanation therefore is included in the contents of the verbage located at page F-2 hereinbelow.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SDT HOLDING CORPORATION



                                   By:/s/ Carsten Iversen
                                      Carsten Iversen,
                                      President

Dated:  April 16, 1997

                                          SDT HOLDING CORPORATION

                                                         Contents
_________________________________________________________________



SDT Holding Corporation

     Pro Forma Consolidated Financial Statements
          (Unaudited)                                         F-2

European Business Group (UK) Plc:

     Independent Auditors' Report                             F-3

     Consolidated Financial Statements:

          Balance Sheets                                F-4 - F-5

          Statements of Operations                            F-6

          Statements of Stockholders' Equity                  F-7

          Statements of Cash Flows                            F-8

          Summary of Accounting Policies               F-9 - F-12

          Notes to Consolidated Financial Statements   F-13 - F24

                                          SDT HOLDING CORPORATION

          Pro Forma Consolidated Financial Statements (Unaudited)
_________________________________________________________________


Effective October 30, 1996 SDT Holding Corporation ("SDT") acquired the stock of European Business Group (UK), Plc, ("EBG") in a reverse acquisition in which EBG's stockholders acquired voting control of SDT. The acquisition was accomplished through an exchange of stock in which SDT exchanged 18,000,000 shares of newly issued common stock for 100% of the outstanding common stock of EBG, resulting in ownership by the stockholders of EBG of approximately 82% of the combined company.

The transaction is accounted for as a reverse acquisition and recapitalization with EBG as the acquiring company because EBG's stockholders acquired a majority of the voting rights in the combined company. Under this method of accounting, SDT's assets and liabilities are recorded at their fair values which approximates historical cost and the historical financial results reported by SDT are those of EBG with SDT operations reported from the date of acquisition forward.

Due to the fact that SDT has been a development stage entity since its inception and its assets, liabilities and operations are insignificant to those of EBG, no separate pro forma financial statements are presented, since in fact the actual historical financial statements of EBG also represent the financial position and combined operations of the entities. Earnings per share for pro forma results of operations are Pounds .07 for fiscal year 1996.

In the opinion of management, all adjustments have been made that are necessary to present fairly such pro forma data.

Independent Auditors' Report



Board of Directors
European Business Group (UK) Plc
Surrey, England



We have audited the accompanying consolidated balance sheets of European Business Group (UK) Plc and subsidiaries as of August 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of European Business Group (UK) Plc and subsidiaries as of August 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years then ended, in conformity with United States generally accepted accounting principles.




BDO Stoy Hayward
Richmond Upon Thames, England
December 12, 1996 except for
 Note 3, which is as of April 9,
 1997


                                 EUROPEAN BUSINESS GROUP (UK) Plc

                                      Consolidated Balance Sheets
_________________________________________________________________

August 31,                                  1996         1995
                                          (Pounds)     (Pounds)
________________________________        ___________   __________
Assets

Current assets:
  Cash                                      106,821            -
  Accounts receivable - trade               150,373       50,000
  Accounts receivable -
    other (Note 5)                       10,755,893            -
  Inventories - marine containers         9,131,943            -
  Current maturities of installment
    contracts receivable, net of
    unamortized interest of
    Pounds 20,077,483                    15,471,474            -
  Prepaid expenses and other              2,581,587            -
                                         __________   __________
Total current assets                     38,198,091       50,000

Property and equipment (Note 15):
  Marine containers                      42,995,931            -
  Office furniture and equipment            163,761            -
  Leasehold improvements                     54,920            -
  Vehicles                                   29,995            -
                                         __________   __________
                                         43,244,607            -
Less accumulated depreciation
  and amortization                          686,532            -
                                         __________   __________
Property and equipment, net              42,558,075            -

Other assets:
  Installment contracts
    receivable, less current
    maturities, net of unamortized
    interest of Pounds 42,564,289       128,151,528            -
  License rights (Note 3)                59,000,000   59,000,000
  Goodwill, net of accumulated
    amortization of Pounds
    59,136 (Note 2)                         827,905            -
  Other                                      37,190            -
                                        ___________   __________
Total other assets                      188,016,623   59,000,000
                                        ___________   __________
                                        268,772,789   59,050,000

See accompanying summary of accounting policies and notes to consolidated financial statements.




                                 EUROPEAN BUSINESS GROUP (UK) Plc

                                      Consolidated Balance Sheets
_________________________________________________________________

August 31,                                  1996         1995
                                          (Pounds)     (Pounds)
________________________________        ___________   __________

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable - trade                  256,181            -
  Accounts payable - other               10,494,898            -
  Accruals and deferred income           12,285,931       27,000
  Taxes and other                         1,480,858            -
  Current portion of capital
    lease obligations (Note 6)           15,512,886            -
                                        ___________   __________

Total current liabilities                40,030,754       27,000

Capital lease obligations, less
  current portion (Note 6)              130,669,109            -
Accruals and deferred income             39,393,735            -
Deferred income taxes                     3,193,796            -
                                        ___________   __________

Total liabilities                       213,287,394       27,000

Commitments (Note 7)

Stockholders' equity:
  Common stock - Pound 1 shares;
    70,000,000 shares authorized
    and 59,050,000 shares issued         59,050,000   59,050,000
  Foreign currency translation
    adjustment                            1,234,226            -
  Accumulated deficit                    (4,798,831)     (27,000)
                                        ___________   __________
Total stockholders' equity               55,485,395   59,023,000
                                        ___________   __________

                                        268,772,789   59,050,000


See accompanying summary of accounting policies and notes to consolidated financial statements.



                                 EUROPEAN BUSINESS GROUP (UK) Plc

                            Consolidated Statements of Operations
_________________________________________________________________

Years Ended August 31,                      1996         1995
                                          (Pounds)     (Pounds)
________________________________        ___________   __________
Revenues (Note 10)                       30,701,688            -

Cost of revenues                         20,616,530            -
                                        ___________   __________

Gross profit                             10,085,158            -

Administrative expenses                   2,173,567       27,000
Amortization expense                         59,136            -
                                        ___________   __________

Income (loss) from operations             7,852,455      (27,000)

Interest income and similar income          232,034            -
Interest expense                           (404,591)           -
                                        ___________   __________

Income (loss) before taxes on income      7,679,898      (27,000)

Taxes on income (Note 4)                  2,917,000            -
                                        ___________   __________

Net income (loss)                         4,762,898      (27,000)



See accompanying summary of accounting policies and notes to consolidated financial statements.




                                 EUROPEAN BUSINESS GROUP (UK) Plc

                  Consolidated Statements of Stockholders' Equity
                             Years Ended August 31, 1996 and 1995
_________________________________________________________________


                                                 Foreign
                           Common Stock         Currency
                     _______________________   Translation  Accumulated
                        Shares      Amount     Adjustment     Deficit       Total

                       (Pounds)    (Pounds)     (Pounds)      (Pounds)     (Pounds)
                     __________   __________   __________   ___________  ___________
Issuance of
  common stock       59,050,000   59,050,000            -             -   59,050,000

Net loss                      -            -            -       (27,000)     (27,000)
                     __________   __________   __________   ___________   __________

Stockholders' equity,
  August 31, 1995    59,050,000   59,050,000            -       (27,000)  59,023,000

  Net income                  -            -            -     4,762,898    4,762,898

  Excess of fair
    market value
    paid over
    sellers'
    historical
    cost basis
    of acquisitions
    (Note 2)                  -            -            -    (9,534,729)  (9,534,729)

  Translation
    adjustment                -            -    1,234,226             -    1,234,226
                     __________   __________   __________   ___________   __________

Stockholders' equity,
  August 31, 1996    59,050,000   59,050,000    1,234,226    (4,798,831)  55,485,395


See accompanying summary of accounting policies and notes to consolidated financial statements.



                                 EUROPEAN BUSINESS GROUP (UK) Plc

                            Consolidated Statements of Cash Flows
_________________________________________________________________

Increase (Decrease) in Cash

Years Ended August 31,                                    1996         1995
                                                        (Pounds)     (Pounds)
____________________________________                 ___________   __________
Cash flows from operating activities
 Net income (loss)                                     4,762,898      (27,000)
 Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
   Depreciation/amortization                             686,505            -
   Deferred income taxes                               2,745,500            -
   Foreign currency translation adjustment             1,234,226            -
   Interest on capital lease obligation                  404,109            -
   Foreign currency exchange gain                       (220,967)           -
   Pre-capitalization interest/forex                    (430,809)           -
   Increase/(decrease) from changes in:
     Accounts receivable - trade                         249,663             -
     Accounts receivable - other                      (9,129,196)            -
     Inventories                                       8,564,157             -
     Installment contacts receivable                 (72,531,786)            -
     Prepaid expenses and other                       (2,581,587)            -
     Other assets                                        (37,190)            -
     Accounts payable - trade                            256,181             -
     Accounts payable - other                         (1,409,690)            -
     Accruals and deferred income                     13,108,775        27,000
     Taxes and other                                     194,339             -
   Net capital lease obligation
    relating to the acquisition
    of inventories                                    54,567,441             -
                                                      __________    __________

Net cash provided by operating activities                432,569             -

Cash flows from investing activities:
 Purchase of tangible fixed assets                       (68,637)            -
 Purchase of subsidiary undertaking
  (net of cash) (Note 2)                                (195,250)            -
                                                      __________    __________

Net cash used in investing activities                   (263,887)            -
                                                      __________    __________
Cash flows from financing activities:
 Payments on capital lease obligations                   (61,861)            -
                                                      __________    __________

Increase in cash                                         106,821             -


See accompanying summary of accounting policies and notes to consolidated financial statements.


                                 EUROPEAN BUSINESS GROUP (UK) Plc

                                   Summary of Accounting Policies
_________________________________________________________________


Business European Business Group (UK) Plc ("EBG" or "Company") was incorporated on January 19, 1995 in the United Kingdom.

                  EBG is involved in the provision of corporate and private finance services and the identification of tax efficient products and investment opportunities.

                  During the year ended August 31, 1996, the Company established its core business activities through the acquisition of various trading subsidiaries. Details of these acquisitions are set out in Note 2 to the financial statements. The principal activity of the Company during the year related to the purchase and sale of marine containers under lease purchase agreements through its main subsidiary.

                  Future developments within EBG will include projects with UK and international marketing companies and the establishment of interests in banking, both on-shore and off-shore.

Consolidation     The consolidated accounts include the financial statements of
                  European Business Group (UK) Plc and all of its subsidiaries made up to August 31, 1996. The group uses the acquisition method of accounting to consolidate the results of subsidiary undertakings. The results of subsidiary undertakings are included from the date of acquisition. All intercompany accounts and transactions are eliminated on consolidation.

Revenues Revenues represent income derived from marine containers under lease purchase agreements, the lease of marine containers and container lease purchase handling fees and is recorded on the accrual basis. Revenues are net of Value Added Taxes, where such is applicable.

Inventories       Inventories consist primarily of marine containers held for resale and are stated at lower of specific cost and net realizable value. Cost represents the present value of the minimum lease purchase payments due over the term of the related lease purchase agreements.

                  Net realizable value is calculated on the basis of anticipated receivables under the provision of subsequent lease purchase contracts.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                                   Summary of Accounting Policies
_________________________________________________________________


Property and      Property and equipment is recorded at cost.  Depreciation and
Equipment         amortization is provided to write off the cost of all property and equipment on a straight-line basis over their expected useful lives. It is calculated at the following rates:

                  Leasehold improvements                     25% per annum
                  Fixtures, fittings and equipment           25% per annum
                  Motor vehicles                             33 1/3% per annum

                  Marine containers held as property and equipment are depreciated at the same rate that the related lease purchase creditor is settled. This results in the write down of the marine containers involved to their estimated residual values over a period of approximately ten years.

Goodwill Goodwill arising on an acquisition of a subsidiary undertaking is the difference between the fair value of the consideration paid and the fair value of the assets and liabilities acquired. Goodwill is being amortized through the statement of operations over its useful economic life of 15 years (Note
                  2).

License Rights    License rights are valued at the lower of cost or net
                  realizable value. The license rights are held for sale and not for the exploitation of the marketing concept. Therefore, the Company has not amortized these rights (Note 3).

Foreign           The functional currency for the Company's foreign operations
Currency          is the applicable local currency.  The translation of the
Translation       applicable foreign currency into UK pounds is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translation are included in stockholders' equity.

Installment       The installment contracts receivables represent the present
Contracts         value of the minimum lease purchase payments receivable over
Receivables       the term of the agreement.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                                   Summary of Accounting Policies
_________________________________________________________________


Installment       Payments receivable under lease purchase contracts are
Contracts         analyzed between the principal and interest component so that
Receivables       the interest element is credited to the statement of
(Continued)       operations over the period of the agreement and represents a constant proportion of the outstanding principal payments receivable.

Lease Purchase    Lease purchase payments are analyzed between principal and
Payments and      interest components so that the interest element is charged to
Receipts          the statement of operations over the period of the lease
                  purchase agreement and represents a constant proportion of the balances of principal repayments outstanding. The principal elements reduces amounts payable to the lessor.

                  All other leases are treated as operating leases. The annual rentals are credited or charged to the statement of operations on a straight-line basis over the term of the lease.

Deferred Income   Profit arising on the acquisition and provision of marine
                  containers under lease purchase agreements all undertaken for 5 year periods, has been deferred upon inception of the agreements and released to the statement of operations so as to give a constant periodic rate of return on capital over the lease term.

Taxes on Income   Deferred income taxes are provided for temporary differences between the treatment of certain items for taxation and accounting purposes at the end of each accounting period.
                  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Use of            The preparation of financial statements in conformity with
Estimates         generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                                   Summary of Accounting Policies
_________________________________________________________________


Financial         Installment contracts receivables were estimated by
Instruments       discounting future cash flows using the current rates at which similar installment contracts receivable would be made with similar credit risks and for the same remaining maturities.
                  The fair value of installment contracts receivables and capital lease obligations approximated the carrying value at the balance sheet dates.

                  The fair value of all other financial instruments also approximated the carrying value at the balance sheet dates.

Recent            The Financial Standards Board has recently issued Statement of
Accounting        Financial Accounting Standards ("SFAS") No. 121, "Accounting
Pronouncements    for the Impairment of Long-Lived Assets" and SFAS No. 123,
                  "Accounting for Stock-Based Compensation". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amount of their estimated recoverable amount. SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then the statement requires pro forma disclosure of net income and earnings per share as if the fair value based method had been adopted. The Company has not yet determined how SFAS No.
                  123 will be adopted or the statements impact on the financial statements. Both statements are effective for fiscal years beginning after December 15, 1995.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


1.  Acquisition   Effective October 30, 1996 SDT Holding Corporation ("STD")
                  acquired the stock of European Business Group (UK), Plc,
                  ("EBG") in a reverse acquisition in which EBG's stockholders acquired voting control of SDT. The acquisition was accomplished through an exchange of stock in which SDT exchanged 18,000,000 shares of newly issued common stock for 100% of the outstanding common stock of EBG, resulting in ownership by the stockholders of EBG of approximately 82% of the combined company.

                  The transaction is accounted for as a reverse acquisition and recapitalization with EBG as the acquiring company because EBG's stockholders acquired a majority of the voting rights in the combined company. Under this method of accounting, SDT's assets and liabilities are recorded at their fair values which approximates historical cost and historical financial results reported by SDT are those of EBG with SDT operations reported from the date of acquisition forward.

                  Due to the fact that SDT has been a development stage entity since its inception and its assets, liabilities and operations are insignificant to those of EBG, no pro forma financial amounts are presented, since in fact the actual historical financial statements of EBG also represent the pro forma financial position and combined operations of the entities.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


2.  Subsidiaries  The following were subsidiaries at August 31, 1996 and have
    and           all been included in the consolidated financial statements.
    Acquisitions

                                                 Proportion
                                                  of voting
                                                    rights
                                                     and
                                                   ordinary
                                                    share
                                                   capital
                  Name                               held  Nature of business
                  _______________________________    ____  ___________________

                  W Limited                          100%  Asset leasing
                  Lupa Marine (UK) Ltd               100%  Purchase and sale of
                                                            marine containers
                  EBB Company Finance Limited        100%  Business consulting
                  Crisum Corporate Consulting
                    Limited                          100%  Asset leasing and
                                                            group administration
                  Industrial & Trade Consultants Ltd 100%  Asset leasing and advertising,
                                                              partnership
                                                              investment
                  EBB Company Management
                    Limited                          100%  Marketing of licenses
                  EBB Trade Management
                    Limited                          100%  Advertising agent
                  EBG Trade Management
                    Limited                          100%  Dormant
                  EBG Corporate Consulting
                    Limited                          100%  Dormant
                  EBG Finance Limited                100%  Dormant
                  EBG License Trade (UK)
                    Limited                         100%   Dormant
                  EBG License Trade (INT)
                    Limited                         100%   Dormant
                  EBG Company Leasing
                    Limited                         100%   Dormant
                  EBG Partner Limited               100%   Dormant
                  EBG Timecharter Limited           100%   Dormant

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________

2.  Subsidiaries  i)  Acquisitions in the year
    and
    Acquisitions      During fiscal 1996 the Company acquired the following
    (continued)       subsidiaries, all of which have been included in the
                      consolidated accounts using the principles of acquisition accounting:


                                            Date of        % of    Consideration
                  Subsidiary              Acquisition     Holding   (Fair Value)
                                                                      (Pounds)
                  ___________________  _________________  _______  ____________

                  Lupa Marine (UK) Ltd September 4, 1995    100%   7,800,000
                                                                    loan debt
                  Industrial & Trade                               2,200,000
                   Consultants Limited September 4, 1995    100%    loan debt
                  W Limited            October 1, 1995      100%   1 cash
                  EBB Company Finance
                   Limited             September 4, 1995    100%   225,000 cash
                  Crisum Corporate
                   Consulting Limited  September 4, 1995    100%   225,000 cash
                  EBB Trade Management
                   Limited             June 3, 1996         100%   2 cash
                  EBG Trade Management
                   Limited             September 4, 1995    100%   2 cash
                  EBG Corporate
                   Consulting Limited  October 6, 1995      100%   2 cash
                  EBB Company
                   Management Limited  September 4, 1995    100%   (Acquired via
                                                                    Industrial
                                                                    & Trade
                                                                    Consultants


                  The amount paid for the acquisitions exceeded the fair value of net assets acquired, which also approximated historical costs, by Pounds 10,421,770. However of this amount
                  Pounds 9,534,729 was attributed to net assets acquired from persons who also own substantial portions of SDT Holding Corporation. Therefore the Pounds 9,534,729 was written off against the stockholders' equity of the Company leaving a balance Pounds 887,041 which was assigned to Goodwill.

                  Unaudited pro forma results of operations as if the acquisitions occurred at the beginning of each of the fiscal years 1996 and 1995 are presented below. The unaudited pro forma results have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had the acquisitions been completed as of those dates or of any results that may occur in the future.


                                                   1996               1995
                                                 (Pounds)           (Pounds)
                                                __________          _________
                  Revenue                       30,701,688          8,986,742
                  Net income (loss)              4,762,898         (4,097,293)


                  The amounts for fiscal year 1996 are approximately the same as the consolidated statement of operations for fiscal year 1996 since the acquisitions of the operating companies took place approximately at the beginning of fiscal year 1996.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


3. License        License rights consist of certain rights relating to the "City
   Rights         Info" marketing concepts venture acquired by the Company and comprises:

                                                       1996            1995
                                                     (Pounds)        (Pounds)
                                                    __________      __________
                  US license rights                 42,000,000      42,000,000
                  UK license rights                 17,000,000      17,000,000
                                                    __________      __________
                  Cost at August 31, 1996
                   and 1995                         59,000,000      59,000,000


                  The license rights held at August 31, 1996 are rights to the exploitation of the marketing concept in the US and the UK. These license rights were acquired on the basis of the values for which similar US license rights have been sold by other parties. The consideration for the acquisition of these license rights was satisfied through the issue of shares in the Company during the period ended August 31, 1995.

                  On February 18, 1997, the Company entered into agreements for the sale of the US and UK license rights for total consideration of Pounds 59 million, payable no later than February 19, 1997. The purchase consideration was underwritten by Filbert Industries (Antilles) NV from whom the Company purchased Worldwide license rights (excluding Denmark, Norway, Sweden, Iceland, Great Britain and Northern Ireland and the United States of America), ("the Worldwide License Rights") for a consideration of Pounds 59 million payable no later than February 19, 1997.

                  There has been no trading or any activity to date in the Worldwide License Rights and accordingly the directors instructed Corporate Valuations Limited, a firm specializing in the valuation of intangible assets, to perform a valuation of the Worldwide License Rights.

                  The preferred valuation basis adopted by Corporate Valuations is an assessment of the net present value of future cash flows derived from financial projections and other information provided by the directors and obtained by Corporate Valuations in the course of their work.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


3.  License       The carrying value of the US and UK license rights held at
    Rights        August 31, 1996 is based on the valuation prepared by
    (Continued)   Corporate Valuations who have stated that they are of the
                  opinion that the value of the Worldwide License Rights is at least equal to Pounds 59 million.

4.  Income Taxes                                             1996       1995

                                                           (Pounds)   (Pounds)
                                                          _________   ________

                  UK corporation tax - current              171,500          -
                  Deferred tax expense                    2,745,500          -
                                                          _________

                                                          2,917,000          -


                  The deferred tax expense for 1996 of Pounds 2,745,500 relates primarily to the difference in depreciation computations between amounts allowable for income tax purposes and those computed for financial reporting purposes. Additionally, during the current year Pounds 448,296 in deferred tax liabilities was recorded in connection with subsidiary acquisitions. Income tax expense approximates the statutory tax rate of 38%.

5.  Accounts      Accounts receivable - other are in respect of amounts due from
    Receivable -  Nadelar Business Corporation ("NBC"), a company registered in
    Other         the British Virgin Islands, which administers containers on behalf of the Company and its customers. This amount effectively represents the difference between amounts due to the Company under certain hire purchase contracts and amounts due by the Company to its suppliers under certain hire purchase contracts, net of fees and similar costs payable by the Company to NBC.

                  On November 8, 1996, the Company entered into a lease purchase contract for the purchase of marine containers with a total value at the inception of the lease of Pounds 32,344,445 ($53,196,908). A deposit of Pounds 9,241,895 ($15,200,144)
                  under the contract was settled by NBC on behalf of the Company.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


6.  Capital       Obligations under finance leases and lease purchase contracts
    Leases        are due as follows:
    Obligations

                                                           1996         1995
                                                         (Pounds)     (Pounds)
                                                        ___________   ________
                  Current maturities                     28,952,684          -
                  Within 1-2 years                       49,086,355          -
                  Within 2-5 years                      118,858,273          -
                                                        ___________   ________

                  Total obligation                      196,897,312          -

                  Less amount representing
                   interest                              50,715,317          -
                                                        ___________   _________

                                                        146,181,995          -

                  Less current portion                   15,512,886          -
                                                        ___________   ________

                  Long term portion                     130,669,109          -


7.  Commitments   The Company had annual commitments under non-cancelable
                  operating leases beginning January 18, 1996 for a ten year period in the amount of Pounds 49,350 annually.

                  Rent expense for fiscal year 1996 was Pounds 49,350.

8. Going          At August 31, 1996, the Company had loans outstanding of
   Concern        Pounds 10 million in respect of the acquisition of subsidiary undertakings. Of these loans Pounds 2 million has been assigned to other parties as per Note 16. The Company has received confirmation from its creditors in respect of the remaining loans of Pounds 8 million that they will not seek payment until such time as the Company has sufficient funds to make repayments without adversely affecting the trading status of the Company. The financial statements of the

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


8. Going          Company have been prepared on a going concern basis which
   Concern        assumes the continued support of its creditors in this
   (Continued)    respect.

9. Major Non-     The Company as lessee, has entered into lease purchase
   Cash           contracts for the purchase of marine containers.  The Company
   Transactions   as lessor, sells marine containers under lease purchase
                  contracts. The terms of the lease purchase agreements require standard principal and associated interest payments plus additional biannual principal repayments on lease purchase agreements for the sale of marine containers. The Company has made no cash payments and has received no cash receipts in respect of the standard principal and associated interest payments which have fallen due during the year. Amounts due by the Company to its suppliers under lease purchase contracts during the years have been settled by an administrator, Nadelar Business Corporation, a company registered in the British Virgin Islands. The difference between the amount falling due to the Company under lease purchase contracts for the sale of containers and the amount falling due by the Company to its suppliers during the year has been settled by the administrator in the form of deposits to suppliers for the supply of additional containers to the Company.

                  During the year ended August 31, 1996, the company purchased Pounds 42,922,311 in marine containers of which Pounds 34,042,142 was through the settlement of an installment contract receivable and Pounds 8,880,169 was through capital lease obligations. Also during the year ended August 31, 1996, the company purchased Pounds 22,995 of vehicles through a capital lease obligation.

10. Revenues      Revenues are comprised of Pounds 26,913,655 marine lease
                  purchase (including Pounds 18,032,829 interest income), Pounds 2,935,348 marine container lease and Pounds 852,685 marine container handling fees. Revenues by geographical market are comprised by country origin of Pounds 26,779,230
                  United Kingdom and Pounds 3,922,458 Outside European Union.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


11.  Operating    This is arrived at after charging/(crediting):

                  August 31,                                1996         1995
                                                          (Pounds)     (Pounds)
                  ____________________________________   ___________   ________

                  Allocated profit on lease
                   purchase contracts for the year       (8,880,826)         -
                  Interest receivable on lease purchase
                   contracts                            (18,032,829)         -
                  Operating lease income                 (2,998,027)         -
                  Depreciation                              627,369          -
                  Amortization                               59,136          -
                  Lease of plant and machinery -
                   operating lease                                -          -
                  Lease of other assets -
                   operating leases                          42,972          -
                  Auditors' remuneration -
                   audit services                            40,000
                   non-audit services                        59,156          -
                  Exchange gain                          (1,234,226)         -
                  Interest payable on lease purchase
                   contracts                             13,988,529          -

                  Depreciation includes Pounds 581,708 (1995 - Pounds Nil) charged on assets held under finance leases and lease purchase contracts.

12. Employees     The average monthly number of employees of the group during the year, including executive directors, was as follows:

                                                         1996            1995
                  August 31,                            Number          Number
                  __________________________________    ______          ______

                  Administration                             9               -

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


12. Employees     Staff costs for all employees, including executive directors,
    (Continued)   consist of:

                  August 31,                                 1996       1995
                                                           (Pounds)   (Pounds)
                  ___________________________________       _______    _______

                  Wages and salaries                        158,800          -
                  Social security costs                      15,361          -
                                                            _______    _______

                                                            174,161          -


13. Directors     August 31,                                  1996      1995
                  Emoluments:                               (Pounds)  (Pounds)
                  ___________________________________       _______    _______

                  Fees                                        4,000          -


                  Emoluments (excluding pension
                    contributions) of:                      (Pounds)  (Pounds)
                  ___________________________________       _______    _______

                  Chairman                                        -          -
                  Highest paid director                       4,000          -

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


13.  Directors    Other directors' emoluments (except those whose
     (Continued)  duties were discharged wholly or mainly outside the United
                  Kingdom) fell within the ranges:


                                                              1996        1995
                  August 31,                                 Number      Number
                  ______________________________________     ______      ______

                  Pounds 0 - Pounds 5,000                         1          -

                  Grundberg Mocatta, a firm of solicitors, in which Carsten Iversen is a senior partner and a director of the Company, received fees amounting to Pounds 81,430 for legal and professional advice given to the Company in the period.

                  Wingrave Finance, a consultancy firm, of which John Emms is a director and a director of the Company received fees amounting to Pounds 34,521 for consultancy services provided to the Company in the period.

14. Interest
    Payable       August 31,                                 1996       1995
                                                           (Pounds)   (Pounds)
                  _____________________________________     _______    _______
                  [S]                                       [C]        [C]

                  Bank overdrafts                               482          -
                  Interest on lease purchase contracts      404,109          -
                                                            _______    _______

                                                            404,591          -

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________


15. Property and
     Equipment

                                        Office
                               Lease-   Equip-
                                hold    ment &    Motor     Marine
                              Improve-  Furni-    Vehi-    Contain-
                                ments    ture     cles       ers       Total
                              (Pounds) (Pounds) (Pounds)  (Pounds)   (Pounds)
                               _______  _______  _______ __________ __________

           Cost or valuation

           At September 1, 1995      -        -        -          -          -
           Additions            13,028   48,609   29,995 42,921,661 43,013,293
           Subsidiary assets
            acquired            41,892  115,152        -     74,270    231,314
                               _______  _______   ______ __________ __________
           At August 31,
            1996                54,920  163,761   29,995 42,995,931 43,244,607
                               _______  _______   ______ __________ __________

           Depreciation

           Provision for year   12,878   32,783      768    580,940    627,369
           Subsidiary accumu-
            lated depreci-
            ation acquired      17,455   38,394        -      3,314     59,163
                                _______  _______   ______ __________ __________
            At August 31,
             1996                30,333   71,177      768    584,254    686,532

                                _______  _______   ______ __________ __________

            Net book value

            At August 31,
             1996                24,587   92,584   29,227 42,411,677 42,558,075

                                _______  _______   ______ __________ __________

            At August 31,
             1995                     -        -        -          -          -



                  The net book value of fixed assets for the Company includes an amount of Pounds 42,434,672 (1995:Pounds Nil) in respect of assets held under finance leases and lease purchase contracts.

                  Marine containers included in fixed assets are held for rental under operating leases.

                                 EUROPEAN BUSINESS GROUP (UK) Plc

                       Notes to Consolidated Financial Statements
_________________________________________________________________



16. Subsequent On December 5, 1996 the Company entered into an agreement
    Events with Northridge Finance Limited and Roseworth Financial Services Limited whereby the Company assigned an amount of Pounds 1,410,000 due to the Company by Nadelar Business Corporation. As consideration for the assignment the Company was released from its obligations under a loan agreement for Pounds 2 million.